UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with NitroMed, Inc.’s (“NitroMed”) planned office relocation, on February 23, 2007, NitroMed entered into a Lease (the “Lease”) with The Realty Associates Fund VI, L.P. (the “Landlord”), pursuant to which NitroMed agreed to lease 19,815 square feet at a facility located at 45-55 Hayden Avenue in Lexington, Massachusetts (the “Premises”).  The term of the Lease (the “Term”) is for sixty-six months beginning on the commencement date, which is defined in the Lease as the earlier of (i) the day immediately following the substantial completion of certain improvements to the Premises as set forth in the Lease or (ii) the first day on which NitroMed occupies all or any portion of the Premises for the conduct of its business.

Pursuant to the terms of the Lease, the initial base rent will be $27.00 per square foot, or approximately $535,000 on an annual basis, which will increase incrementally over the Term, reaching $31.00 per square foot in the sixth year of the Term, or approximately $614,000 on an annual basis.  In addition, NitroMed is obligated to pay a certain portion of the operating expenses and the real property taxes associated with the Premises, as calculated pursuant to the terms of the Lease.  Per the terms of the Lease, NitroMed also agreed to deliver to Landlord a security deposit in the amount of $189,761.65, either in the form of cash or an irrevocable standby letter of credit.

Pursuant to the terms of the Lease, NitroMed may not assign, sublet or otherwise transfer its interest in the Lease or the Premises without Landlord’s prior written consent, except under certain circumstances specified in the Lease.  Pursuant to the terms of the Lease, a transfer includes certain corporate transactions, including, without limitation, the dissolution, merger or liquidation of NitroMed.  In addition, the terms of the Lease provide that NitroMed shall have the right to extend the Term of the Lease for a period of five (5) years at a base rental rate calculated in accordance with the terms of the Lease.

Landlord may terminate the Lease and NitroMed’s right to possession of the Premises in the event of any default or breach of the Lease by NitroMed, subject to applicable cure periods.  In the event of any such termination, NitroMed will be obligated to continue to pay all amounts due under the Lease until the end of the Term (the “Entire Amount”), which amounts will be reduced by payments actually received by Landlord from any replacement tenant, net of any expenses incurred by Landlord.  Landlord may elect to recover the Entire Amount in a lump sum to be calculated in accordance with the formula set forth in the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which will be filed as an exhibit to NitroMed’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: March 1, 2007	By:	/s/ James G. Ham, III

James G. Ham, III Vice President, Chief Financial Officer, Treasurer and Secretary